                                LIST OF SUBSIDIARIES

     Set forth below is a list of all of the subsidiaries of Dura Automotive Systems, Inc. Unless otherwise indicated, all of the subsidiaries are wholly owned. If indented, the company is a subsidiary of the company under which it is listed.

                                                                        JURISDICTION OF
                          NAME                                             FORMATION
-----------------------------------------------------------------      -----------------
Dura Operating Corp..............................................      Delaware
   X.E. Co.......................................................      Michigan
      Dura Automotive Systems of Tennessee L.P.(1)...............      Tennessee
   Dura Automotive Systems of Indiana, Inc.......................      Indiana
   Anderson Industries, Inc......................................      Delaware
      Autopartes Excel de Mexico S.A. de C.V.(2).................      Mexico
      Atwood Automotive, Inc.....................................      Michigan
      Atwood Industries, Inc.....................................      Illinois
         Mark I Molded Plastics, Inc.............................      Michigan
         Mark I Molded Plastics of Tennessee, Inc................      Tennessee
         Hydro Flame Corporation.................................      Utah
   Excel Global, Inc.............................................      Barbados
   Thixotech Inc.(3).............................................      Canada
   Excel Industries Germany GmbH.................................      Germany
      Schade GmbH & Co. KG(4)....................................      Germany
         Schade Plettenberg Leisten und Blenden GmbH.............      Germany
         Schade Selbecke Leisten und Blenden GmbH................      Germany
         Schade Herne Karosserle GmbH............................      Germany
         Schade Plettenberg Glasmodule GmbH......................      Germany
         Schade Plettenberg Kunststoffteile GmbH.................      Germany
         Schade Plettenberg Werkzeugbau Werksehaltung GmbH.......      Germany
         Schade Plettenberg Entwicktungs und Vertriebs GmbH......      Germany
         Schade Handels-und Beteiligumgs GmbH....................      Germany
            Schade GmbH Projektges...............................      Germany
            Schade s.r.o.........................................      Czech Republic
            S-G, Ges. s.r.o......................................      Czech Republic
            Schade Deco-Systems GmbH.............................      Germany
            Schade UK Ltd........................................      UK
            Schade Automocion S.A................................      Spain
            Schade Portuguesa Lda................................      Portugal
            Schade Design Automotiv Engineering GmbH(5)..........      Germany
      Schade Geschaftsfuhrungesellschaft mbH.....................      Germany
   Dura/Excel do Brasil LTDA.....................................      Brazil
      Pollone S.A. Industria E Comercio(6).......................      Brazil


                                                                        JURISDICTION OF
                          NAME                                             FORMATION
-----------------------------------------------------------------      -----------------
   Dura Asia-Pacific Pty LTD.....................................      Australia
   Dura UK Limited...............................................      UK
      Dura Automotive Acquisition Limited........................      UK
         Dura Automotive Ltd.                                          UK
            Rearsby Group Ltd....................................      UK
               Adwest Driver Systems Ltd.........................      UK
            Adwest Bowden TSK Ltd(7).............................      UK
            Adwest Steering Ltd..................................      UK
            Adwest International Ltd.............................      UK
               Adwest Heidemann do Brasil(8).....................      Brazil
               Adwest Electronics Inc............................      Delaware
                  Adwest Western Automotive Inc..................      Michigan
               Adwest Horndraulic Australia......................      Australia
               Adwest Heidemann Iberica SA.......................      Spain
               Adwest France SA..................................      France
                  Adwest Bowden France SA........................      France
                  Systeco SA.....................................      France
                     Sermeca SA..................................      France
                     Adwest OCI SA...............................      France
                  Adwest Dauphinoise Thomson SA..................      France
               Adwest (Germany) Autoteile GmbH...................      Germany
                  Adwest Heidemann Gruppe GmbH & Co KG...........      Germany
                     HGV Heidemann Grundstuckverwaltung GmbH.....      Germany
                     Adwest Heidemann Einbeck GmbH...............      Germany
                        Adwest Heidemann Rotenberg GmbH..........      Germany
                        Adwest Kohler GmbH.......................      Germany
                        Heidemann Oberflachentechnik GmbH........      Germany
            Adwest Properties Ltd................................      UK
            Adwest Western Thomson Ltd...........................      UK
               Western Thomson India(9)..........................      India
      Trident Automotive plc.....................................      UK
         Spicebright Limited.....................................      UK
            Moblan Investments, B.V..............................      The Netherlands
               Dura Holdings France S.A..........................      France
                  Dura Automotive Systems France, S.A............      France
                  Dura Automotive Systemes S.A...................      France
                     ANR S.A.(10)................................      France
               Dura Holding Brasil Ltda..........................      Brazil
                  Industrias e Metalurgica Liebau................      Brazil
               Dura Automotive Systems Cable Operations Canada,
                 Inc.............................................      Ontario, Canada
                  Dura Automotive Systems Cable Operations, Inc..      Delaware

                                      -2-

                                                                        JURISDICTION OF
                          NAME                                             FORMATION
-----------------------------------------------------------------      -----------------
                     Trident Automotive Limited..................      Ontario, Canada
                     Trident Automotive L.P. (11)................      Delaware
                        Trident Automotive Canada Co.............      Nova Scotia
                        Trident Automotive L.L.C.................      Delaware
         Dura Automotive Systems Limited.........................      UK
   Dura Automotive Systems, Inc., Column Shifter Operations......      Michigan
         Dura Automotive Systems (Canada) Ltd....................      Ontario, Canada
   Universal Tool & Stamping Company, Inc........................      Indiana
   DURA Automotive Systems (Europe) GmbH.........................      Germany
      DURA Deutschland GmbH......................................      Germany
         Trident Automotive Germany GmbH.........................      Germany
      Dura Automotive Systems (espana) S.A.......................      Spain
   Dura de Mexico, S.A. de C.V...................................      Mexico
   Dura Automotive Systems Export, Inc...........................      Barbados

(1) X.E. Co. owns 99% of the limited partnership interest and Dura Operating Corp. owns a 1% general partnership interest.

(2) Atwood Industries, Inc. owns 99% and Atwood Automotive, Inc. owns 1% of the outstanding equity interests.

(3)   19% owned by Dura Operating Corp.

(4)   70% owned by Excel Industries Germany GmbH.

(5)   22.5% owned by Schade Handels-und Beteiligumgs GmbH

(6)   51% owned by Dura/Excel do Brasil LTDA.

(7)   65% owned by Dura Automotive Ltd.

(8) 95% owned by Adwest International Ltd and 5% owned by Adwest Automotive plc.

(9)   49% owned by Adwest Western Thomson Ltd.

(10)  19% owned by Dura Automotive Systemes S.A.

(11) Dura Automotive Systems Cable Operations Canada, Inc. owns 99% of the limited partnership interest and Trident Automotive Limited owns the 1% general partnership interest.

                                      -3-